EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-170692) pertaining to the 2009 Equity Incentive Plan of Retail Opportunity Investments Corp.,

(2)	Registration Statement (Form S-3 ASR No. 333-189057), and the related Prospectus, of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP, and

(3)	Post-Effective Amendment No. 1 to Form S-1/MEF on Registration Statement (Form S-3 No. 333-14677), and in the related Prospectus, of Retail Opportunity Investments Corp;

of our reports dated February 25, 2014, with respect to the consolidated financial statements and schedules of Retail Opportunity Investments Corp. and the effectiveness of internal control over financial reporting of Retail Opportunity Investments Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
New York, New York
February 25, 2014